EXHIBIT 99
                                                                      ----------


                     THE FIRST AMERICAN CORPORATION REPORTS
                  OPERATING RESULTS FOR THE SECOND QUARTER 2001
    -- First American Title Insurance Company Gains Market Share in 2000 --

SANTA ANA, Calif., Aug. 1, 2001 - The First American Corporation (NYSE: FAF), the nation's leading, diversified provider of business information and related products and services, announced today operating results for the second quarter ended June 30, 2001. The company also reported that, based on recently released American Land Title Association market share statistics for the year 2000, its largest subsidiary, First American Title Insurance Company, increased its national market share from 21.5 percent in 1999 to 22.9 percent in 2000.

     Net income for the second quarter of 2001 was $54.5 million, or 75 cents per diluted share. This compares with 2000 second quarter net income of $25.0 million, or 38 cents per diluted share. Revenues for the second quarter of 2001 were $928.0 million, a 20 percent increase when compared with revenues of $775.9 million for the same period last year.

     Net income for the first six months of 2001 was $75.4 million, or $1.03 per diluted share, which excludes a $3.6 million pretax charge to earnings, or 3 cents per diluted share, in the first quarter of 2001 relating to the company's exit of the lender-placed homeowner's insurance business, which was part of the National Information Group acquisition completed in May 1999. This compares with net income of $26.0 million, or 40 cents per diluted share, for the first six months of 2000. Revenues for the first half of 2001 totaled $1.69 billion, an increase of 19 percent when compared with revenues of $1.42 billion for the first half of 2000.

     Lower interest rates, robust home sales and near record refinance activity provided revenue and profit increases versus comparable periods of the prior year.

     "We are extremely pleased with our second quarter results," stated Parker
S. Kennedy, president of The First American Corporation. "While processing and closing record order counts in our title insurance and real estate information services segments, we were able to exercise solid expense controls and, thus, significantly improve our margins when compared with the first quarter of 2001 and the prior year second quarter.

     "There is continued strength in the resale housing markets as evidenced by a 6 percent increase in open orders in our title operations for the second quarter versus the first quarter of

2001. However, we have experienced a slight softening in total orders since June as the refinance market has declined from its near record levels."

     Kennedy continued, "Our consumer information and services segment, which provides a complete suite of information products for the automotive, employment, insurance and investment industries, should continue to grow and yield higher margins as a result of strategic acquisitions, market share expansion and national cross-selling programs."

     The First American Corporation, based in Santa Ana, Calif., is the nation's leading, diversified provider of business information and related products and services. The corporation's three primary business segments include: title information and services; real estate information and services, which includes mortgage information services and database information and services; and consumer information and services, which provides automotive, subprime and direct-to-consumer credit reporting; direct-to-consumer public records reporting; resident screening; pre-employment screening; automobile title administration; property and automotive insurance tracking services; property and casualty insurance; home warranties; investment advisory; and trust and banking services. Information about the company and an archive of its press releases can be found on the Internet at www.firstam.com.

     Certain statements made in this press release, including those relating to the expansion of, and higher margin yields within, the company's consumer information and services segment are forward-looking. Risks and uncertainties exist which may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: interest rate fluctuations; changes in the performance of the real estate markets; general volatility in the capital markets; changes in applicable government regulations; consolidation among the company's significant customers and competitors; legal proceedings commenced by the California attorney general and related litigation; the company's continued ability to identify businesses to be acquired; changes in the company's ability to integrate businesses which it acquires; and other factors described in the company's Annual Report on Form 10-K for the year ended Dec. 31, 2000, filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

                                    - more -

                         The First American Corporation
                              Summary of Earnings




                                          For the Three Months Ended June 30      For the Six Months Ended June 30
                                          ----------------------------------      --------------------------------
                                                2001               2000                2001               2000
                                                ----               ----                ----               ----
Revenues                                 $  928,042,000      $   775,925,000    $ 1,694,783,000     $1,422,099,000
Income before income taxes and
 minority interests                      $  106,332,000      $    48,346,000    $   145,530,000     $   52,231,000
Income taxes                             $   39,200,000      $    19,400,000    $    52,700,000     $   20,200,000
Minority interests                       $   12,615,000      $     3,914,000    $    19,537,000     $    5,997,000
Net income                               $   54,517,000      $    25,032,000    $    73,293,000     $   26,034,000
Net income per share:
         Basic                                    $0.83                $0.39              $1.13              $0.41
         Diluted                                  $0.75*               $0.38              $1.00*             $0.40
Weighted average shares outstanding:
         Basic                               65,621,000           63,403,000         64,893,000         63,771,000
         Diluted                             74,960,000*          65,682,000         75,167,000*        65,508,000


*Includes the effects of the 4.5 percent senior convertible debentures issued in April 2001, as well as other convertible debt.











                         The First American Corporation
                       Summary Balance Sheet Information

                              June 30, 2001                  December 30, 2000
                              -------------                  -----------------
Total assets              $  2,627,323,000                 $  2,199,737,000
Total equity              $  1,017,182,000                 $    870,237,000
Book value per share                $15.06                           $13.62




                      (Additional Financial Data to Follow)

                                    - more -

                                                       Selected Financial Data
                                                             (Unaudited)

                                                          For the Three Months Ended           For the Six Months Ended
                                                                    June 30                            June 30
                                                          --------------------------          -------------------------
                                                            2001             2000              2001              2000
                                                            ----             ----              ----              ----
RESULTS OF OPERATIONS

Revenues

   Operating revenues                                  $   908,009,000   $   760,216,000  $ 1,658,193,000  $ 1,396,081,000
   Investment and other income                              20,033,000        15,709,000       36,590,000       26,018,000
                                                       ---------------   ---------------  ---------------  ---------------
                                                           928,042,000       775,925,000    1,694,783,000    1,422,099,000
                                                       ---------------   ---------------  ---------------  ---------------
Expenses

   Salaries and other personnel costs                      311,396,000       263,059,000      586,215,000      513,263,000
   Premiums retained by agents                             216,415,000       225,473,000      405,822,000      392,595,000
   Other operating expenses                                214,431,000       168,789,000      405,519,000      335,149,000
   Provision for title losses and other claims              40,525,000        37,440,000       77,015,000       67,563,000
   Depreciation and amortization                            25,672,000        20,906,000       50,105,000       38,322,000
   Premium taxes                                             5,704,000         5,634,000       10,712,000       10,922,000
   Interest                                                  7,567,000         6,278,000       13,865,000       12,054,000
                                                       ---------------   ---------------  ---------------  ---------------
                                                           821,710,000       727,579,000    1,549,253,000    1,369,868,000
                                                       ---------------   ---------------  ---------------  ---------------
Income before income taxes and minority interests      $   106,332,000   $    48,346,000  $   145,530,000  $    52,231,000
                                                       ===============   ===============  ===============  ===============

OPERATING REVENUES

Title Insurance:
 Direct operations                                     $   386,102,000   $   283,487,000  $   675,373,000  $   519,433,000
 Agency operations                                         267,183,000       275,227,000      501,437,000      485,827,000
                                                       ---------------   ---------------  ---------------  ---------------
                                                           653,285,000       558,714,000    1,176,810,000    1,005,260,000
Real Estate Information                                    184,461,000       137,893,000      346,694,000      266,650,000
Consumer Information                                        70,263,000        63,609,000      134,689,000      124,171,000
                                                       ---------------   ---------------  ---------------  ---------------
   Total operating revenues                            $   908,009,000   $   760,216,000  $ 1,658,193,000  $ 1,396,081,000
                                                       ===============   ===============  ===============  ===============

INCOME BEFORE INCOME TAXES AND
   MINORITY INTERESTS

Title Insurance                                        $    62,504,000   $    36,957,000  $    82,181,000  $    43,209,000
Real Estate Information                                     48,672,000        13,251,000       76,186,000       16,115,000
Consumer Information                                         9,559,000         8,935,000       13,536,000       18,529,000
                                                       ---------------   ---------------  ---------------  ---------------
   Total before corporate expenses and
     minority interests                                    120,735,000        59,143,000      171,903,000       77,853,000
Corporate expenses                                          14,403,000        10,797,000       26,373,000       25,622,000
                                                       ---------------   ---------------  ---------------  ---------------
Income before income taxes and minority interests      $   106,332,000   $    48,346,000  $   145,530,000  $    52,231,000
                                                       ===============   ===============  ===============  ===============

TITLE INSURANCE ORDER COUNTS FROM DIRECT OPERATIONS

Title orders opened                                            462,700           328,300          897,400          639,500
Title orders closed                                            360,000           260,900          630,100          491,200


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